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  SHARE LETTER OF TRANSMITTAL FOR PARTICIPATION IN THE TENDER OFFER TO TAKE CONTROL OF THE SHARES ISSUED BY COMPAÑÍA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (HEREINAFTER “CANTV”) BY THE BOLIVARIAN REPUBLIC OF VENEZUELA (THE “BIDDER”)

ISN CODE: VEV0008810D7	ISIN Description: C.A.N.T.V. Type D		Name of Issuer: COMPAÑIA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (CANTV)
Number of Shares for which the sale to Bidder is ordered upon the terms and conditions established in the Venezuelan Offer to Purchase (in numbers):
INFORMATION ABOUT THE SHAREHOLDER (Transferor)
Date of Receipt by Depositor:		Last Name, Name or Company Name of Shareholder:		I.D. or Tax Number:

Shareholder’s Birth Date:		Marital Status of the Shareholder: Single ☐ Married ☐ Divorced ☐ Widow/er ☐ Other ☐
SPOUSE OF SHAREHOLDER:
Last Names and Names of Spouse:				I.D. of Spouse:

Does a division of marital property document or pre-nuptial agreement exist: Yes ☐ No ☐		Registration data for the division of marital property document or pre-nuptial agreement: Registry: Date: Number: Volume:
ATTORNEY-IN-FACT OR REPRESENTATIVE OF SHAREHOLDER:
Last Name, Name of attorney-in-fact/representative:				I.D. of attorney-in-fact/ representative:

Registration/authentication data of the Power of attorney or document that certifies representation: Registry/Notary				Date: Number: Volume:
SHAREHOLDER’S ADDRESS:
Ave./Street/Corner/Lane/Path/Sector:		House/Building/Tower/Floor/Apt./Office/Dept.:		Zone/Municipality:
City:	State:	Telephone:	Cellular Phone:	Fax:
E-Mail:
INSTRUCTIONS FOR THE PAYMENT OF DIVIDENDS AND/OR PAYMENT PRICE FOR THE SHARES
Name of Bank:		Account Number: (20 digits)		Account Type: Checking: ☐ Savings: ☐ Liquid Asset Account ☐
The Transferring Shareholder declares that the deposit and transfer of the shares to the CVV Caja Venezolana de Valores S.A. (“CVV”) is made in accordance with the Ley de Cajas de Valores), its Regulations, Regulations of the CNV and the Deposit Agreement entered into between the CVV and the depositor. In addition, the Shareholder declares that the shares the Shareholder deposits in the CVV were acquired through legal commercial acts that do not violate the Ley Orgánica Contra el Tráfico Ilicito y el Consumo de Sustancias Estupefacientes y Psicotrópicas and other applicable laws, norms and regulations in force and authorizes , I.D. , to sign in the Shareholder’s name and representation the transfer documentation in the certificates and stock registry of the issuer.
Name of Depositor (stock brokerage firm or broker dealer):				Depositor’s Code (special OPA account): A
SALE ORDER:
Shares to be sold are registered with:		Transfer Agent: ☐ CVV: ☐
This Share Letter of Transmittal shall not be processed, if it indicates a number of Shares greater than the number of Shares owned by the Shareholder or if it indicates a number of Shares greater than the number of Shares owned by the respective Shareholder that are free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer. If the Shareholder owns more Shares than indicated herein, it is understood that the Shareholder accepts the Venezuelan Offer only for the number of shares mentioned herein.
The tendering shareholder declares to have received, know, understand and accept (1) the Venezuelan Offer to Purchase with all of its annexes; and (2) the reverse side of this Share Letter of Transmittal. The tendering shareholder, on signing at the bottom of this present document (1) adheres to and ratifies all clauses contained on the reverse side of this Share Letter of Transmittal and the Venezuelan Offer to Purchase, and (2) grants express power of attorney under the terms and conditions established on the reverse side of this Share Letter of Transmittal Form. The tendering shareholder authorizes the Depositor identified above to receive in the Tendering Shareholder’s name and representation the payment of the price payable in accordance with the Venezuelan Offer. The Tendering Shareholder declares under oath that all data and information contained in this document is true.

SIGNATURES:
Shareholder of record/attorney-in-fact or representative of shareholder of record:				Spouse/attorney-in-fact of spouse:
(ONLY FOR THE USE OF THE DEPOSITOR (STOCK BROKERAGE FIRM OR BROKER DEALER))
The Depositor identified above certifies that the submitted data and the signatures registered above are true and are in accordance with the provisions of Article 68 of the Código de Comercio (Commercial Code) and Article 88 of the Reglamento Interno de la Valores de Caracas (Internal Regulations of the Caracas Stock Exchange).

CVV DATA (Transferee) (DO NOT FILL IN THIS SPACE)
Date of Receipt by CVV:		C.V.V. Caja Venezolana de Valores, S.A.	Tax Number: J-30018793-4
The CVV authorizes , I.D. , to sign in his/her/its name and representation the transfer documents in the shareholder certificates and books of the issuer.			Seal:

Authorized signatures
SUBJECT TO THE VENEZUELAN OFFER TO PURCHASE
FILL IN ONLY IN CASE OF RETURN
Date of return:	Returned by:	Reason for return:		Authorized signatures:
Observations:

[REVERSE SIDE OF THE SHARE LETTER OF TRANSMITTAL]
The Shareholder identified in the Share Letter of Transmittal declares the following: FIRST. Definitions: For purposes of this Share Letter of Transmittal, the words or phrases set out below shall have the following meaning: (1) Shares: are the Shares of the Company for which the Shareholder accepts the Venezuelan Offer, pursuant to the Share Letter of Transmittal. (2) Tendering Shareholder: is the person identified in the Share Letter of Transmittal, who is the owner of Shares of the Company, that accepts the Venezuelan Offer. (3) Securities Broker: is the stock brokerage firm or public securities broker authorized by the CNV identified in this Share Letter of Transmittal Form and that receives the Share Letter of Transmittal form from the Tendering Shareholder. (4) Transfer Agent: is the Venezolano de Crédito, S.A., Banco Universal, transfer agent of the Company. (5) CSE: is the Bolsa de Valores de Caracas (Caracas Stock Exchange) (6) CNV: is the Venezuelan National Securities Commission (7) Company: is the Compañía Anónima Nacional Teléfonos de Venezuela (CANTV), a corporation established and domiciled in Caracas and originally registered in the Commercial Registry kept by the Federal Commercial District Court on June 20, 1930, under No. 2, Volume 387. (8) Coordinator of the Offer: is Econoinvest Casa de Bolsa, C.A., a business corporation, domiciled in Caracas and registered in the Commercial Registry IV of the Judicial Circumscription of the Capital District and State of Miranda, on March 27, 1996, under No. 60, Volume 134-A-Cto. (9) CVV: is the CVV Caja Venezolana de Valores, S.A. (10) Share Letter of Transmittal: is the form signed by the Tendering Shareholder to accept the Venezuelan Offer. (11) Venezuelan Offer to Purchase: is the memorandum of the terms and conditions of the Venezuelan Offer, including all its annexes dated March 8, 2007 and the modifications to be made to said document. (12) Bidder: Bolivarian Republic of Venezuela. (13) Venezuelan Offer: is the public offer to take control of the Shares of the Company initiated by the Bidder in accordance with the terms and conditions set forth in the Venezuelan Offer to Purchase. All capitalized terms in this document and that are not defined herein shall have the meaning attributed to them in the Venezuelan Offer to Purchase. SECOND. Warranties and Representations: The Tendering Shareholder represents and warrants the following: (1) That the Tendering Shareholder received and reviewed the Venezuelan Offer to Purchase and accepts its content and all of its terms and conditions. (2) That the Tendering Shareholder recognizes and accepts that the Bidder may modify, extend, withdraw or terminate the Venezuelan Offer or renounce to the terms and conditions provided in the same, in accordance with the Venezuelan Offer to Purchase. (3) That the Tendering Shareholder accepts the Venezuelan Offer with respect to the Shares on the terms and conditions set forth in the Venezuelan Offer to Purchase and grants power of attorney to the Coordinator of the Offer to, among other things, formalize the Tender. (4) That the Tendering Shareholder accepts that this Share Letter of Transmittal shall not be processed, if it indicates a number of Shares greater than the number of Shares owned by the Shareholder or if it indicates a number of Shares greater than the number of Shares owned by the respective Shareholder that are free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer. If the Shareholder owns more Shares than indicated in the Share Letter of Transmittal, it is understood that the Shareholder desires to accept the Venezuelan Offer only for the number indicated in the Share Letter of Transmittal. Company Shares that, according to the Company Shareholders’ Registry and/or the CVV, reflect any kind of encumbrance or prohibition to transfer or to tax, shall be excluded from the Tender into the Venezuelan Offer and the Venezuelan Offer shall only be accepted for the number of available Shares of the Company. (5) That the Tendering Shareholder agrees and accepts that the Tendering Shareholder’s signature on the Share Letter of Transmittal is authentic evidence that the Share Letter of Transmittal is a binding agreement of the Tendering Shareholder to sell the Shares to the Bidder in accordance with the terms and conditions of the Venezuelan Offer to Purchase and in this Share Letter of Transmittal. (6) The Tendering Shareholder also expressly declares that: (a) the Tendering Shareholder is the legitimate owner of the Shares; (b) has sufficient legal capacity and authority to execute the Share Letter of Transmittal and to accept the Venezuelan Offer; (c) that the signature that appears on the Share Letter of Transmittal is the Tendering Shareholder’s and that this document is, as a consequence, binding upon the Tendering Shareholder; (d) no one other than the Tendering Shareholder has any right over the Shares, that they are free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer; (e) that if the Shares are transferred to the Bidder, the Bidder shall acquire title to the Shares free of security interests, security assignments, privileges, deeds of trust, preferential rights, attachments, prohibition to sell or to assign as security, or other encumbrances or rights that can affect their complete use, enjoyment and transfer, together with the right to vote and right to all dividends, subscription rights and other distributions; (f) that the Shares do not constitute treasury stock and do not qualify as reciprocal interests in accordance with the Capital Markets Law and the regulations issued by the CNV; (g) that the tendering of Shares in the Venezuelan Offer by the Tendering Shareholder complies with applicable laws; and (h) that the Tendering Shareholder irrevocably waives, to the greatest extent allowed by applicable law, from the payment date, any demand of any nature that the Tendering Shareholder might have against the Bidder or any of its affiliates with regard to the Venezuelan Offer, or to the possession of Shares or ADSs of the Company. (7) The Tendering Shareholder agrees with and accepts that neither the Bidder, nor the Coordinator of the Offer, nor any other person connected to the Venezuelan Offer shall have any liability if the transfer of the Shares to the Bidder cannot be perfected, or if the respective Share Letter of Transmittal is rejected for acts, omissions or delays by the Tendering Shareholder, the Transfer Agent, or the Caja Venezolana de Valores (CVV) for inconsistencies between the information and the required documents presented with the Share Letter of Transmittal and the information and requested documents in possession of the Transfer Agent or the CVV, or because the Tendering Shareholder is owner of fewer freely transferable Shares than indicated in the respective Share Letter of Transmittal. (8) By the presentation of this document the Tendering Shareholder authorizes the deposit and transfer of the shares in the CVV, it being understood that said deposit and transfer of the Shares shall be executed in accordance with the Ley de Cajas de Valores, its Regulations, the CNV regulations, the Internal Regulation of the CVV and the Securities Deposit Agreement entered into between the CVV and the respective Depositor. Likewise, the Tendering Shareholder declares that the Shares were acquired through legal commercial acts in accordance with applicable laws, norms and regulations in force, and authorizes the Coordinator of the Offer, the Securities Broker and the persons authorized pursuant to the Share Letter of Transmittal, acting jointly or separately, in the Shareholder’s name and representation, to sign the transfer documents in the certificates and Company share registry. Lastly, the Tendering Shareholder authorizes the CVV to deposit the Shares in the respective special sub-account for the Venezuelan Offer. THIRD. Power of Attorney: Notwithstanding point 4 of this clause, the Tendering Shareholder, owner of Shares, hereby grants a special, irrevocable power of attorney, as ample and sufficient as and when legally required and necessary, to the Coordinator of the Offer, to the Securities Broker and to the persons authorized by the front side of this Share Letter of Transmittal, acting jointly or separately, in the Shareholder’s name and representation and pursuant to the terms and conditions of the Venezuelan Offer to Purchase and this Share Letter of Transmittal, to carry out the following: (1) Request of the Transfer Agent, CVV and/or the Company, the statement of account of the Shares registered in the name of the Tendering Shareholder, if applicable, to review the stock registries and other pertinent registers, as well as to request of the CVV the name of the depositor under whom the Shares of the Tendering Shareholder are deposited. (2) Sell the Shares to the Bidder on the terms and conditions described in the Venezuelan Offer to Purchase. For such purposes, the attorneys-in-fact herein designated are fully authorized to sign as transferor in representation of the Tendering Shareholder, the corresponding Share assignments as well as the Share certificates, if any, in the Stock Registry as well as any documents required by the CVV. (3) In general, they are authorized to carry out in the name and for the account of the Tendering Shareholder all of the acts previously cited concerning the Shares, including, without limitation, the signing of any required document, stock registries and/or registers, and to complete the sale of the Shares to the Bidder on the terms and conditions in the Venezuelan Offer to Purchase and this document, as well as to effect, when it is legally appropriate, the revocation of the Tender into the Venezuelan Offer. In this sense, they can carry out, among other things, and without limitation, the following acts: (a) complete and sign the applications for assignment of the Shares and any other required documents for transfer of ownership of the Shares; (b) tender the applications for assignment and/or deposit of the Shares and any other required documents before the Transfer Agent, the CVV, the CSE and any other entity that is a depository of the Shares for the purposes of effecting and formalizing the transfer of the Shares on the terms and conditions of the Venezuelan Offer to Purchase; (c) deposit and/or withdraw the Shares from the CVV; (d) open the special sub-accounts in the CVV that are required for the purposes of the Tender into the Venezuelan Offer and to transfer the Shares to such sub-account in the name of the Shareholder; and (e) in the event of a revocation of the Tender in accordance with the terms and conditions of the Venezuelan Offer to Purchase or, of expiration of the Venezuelan Offer without the purchase of the Shares, transfer the Shares to the name of the Tendering Shareholder. (4) This power of attorney shall be considered revoked only in the event of production of a valid revocation of the Tender into the Venezuelan Offer on the terms and conditions established in the Venezuelan Offer to Purchase. (5) Subject to point 4 of this clause, this power of attorney shall be in force until transfer of the Shares to the Bidder and payment of the price to the Tendering Shareholder in accordance with the terms and conditions of the Venezuelan Offer to Purchase and this Share Letter of Transmittal or until July 31, 2007, whichever occurs first. FOURTH. Simultaneous Representation: The Coordinator of the Offer is expressly authorized by the Tendering Shareholder, in accordance with Article 1.171 of the Civil Code, to sign the sale and purchase of the Shares contemplated herein in representation and as attorney-in-fact of the Tendering Shareholder as well as in representation and as attorney-in-fact of the Bidder. FIFTH. The Tendering Shareholder expressly authorizes the Securities Broker to receive in the Shareholder’s name and representation the payment in accordance with the Venezuelan Offer. SIXTH. The Tendering Shareholder declares under oath the truth of all of the data and information that appear in this document. In addition, to comply with Article 26 of the Normas para la Prevención y Fiscalización de las Operaciones de Legitimación de Capitales aplicables al Mercado de Capitales Venezolano (Regulations on the Prevention and auditing of the Capital Legitimization Operations applicable to the Venezuelan Market), Resolution 178-2005 of the Venezuelan National Securities Commission (National Securities Commission), the Tendering Shareholder declares expressly that the origin and destiny of the capital utilized is not related to any monies, assets, goods, possessions, securities or instruments that are the product of activities or actions referred to in Article 4 of the Ley Orgánica Contra el Tráfico Ilícito y el Consumo de Sustancias Estupefacientes y Psicotrópicas. SEVENTH. For all purposes, results and consequences of this document, that the city of Caracas is the special domicile, excluding any other domicile, and the Tendering Shareholder agrees to submit to the jurisdiction of its Tribunals.